Exhibit 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference in this Alliant Energy Corporation Annual Report (Form U5S) to the Securities and Exchange Commission, filed pursuant to the Public Utility Holding Company Act of 1935, for the year ended December 31, 2001, of our reports dated January 25, 2002, on the consolidated financial statements of Alliant Energy Corporation and subsidiaries and of certain of its subsidiaries (Wisconsin Power and Light Company and Interstate Power and Light Company), included in the combined Annual Report (Form 10-K) to the Securities and Exchange Commission of Alliant Energy Corporation and its subsidiaries and of certain of its subsidiaries for the year ended December 31, 2001. It should be noted that we have performed no audit procedures subsequent to January 25, 2002, the date of our reports. Furthermore, we have not audited any financial statements of Alliant Energy Corporation and its subsidiaries as of any date or for any period subsequent to December 31, 2001.




/s/ ARTHUR ANDERSEN LLP
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ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin
May 1, 2002